EXHIBIT 4.7


                                   SURVIVING
                             SHAREHOLDERS AGREEMENT

                            Dated as of June 1, 1998

                                     among

                         VANGUARD HEALTH SYSTEMS, INC.

                   MORGAN STANLEY CAPITAL PARTNERS III, L.P.

                            MSCP 892 INVESTORS, L.P.

                     MORGAN STANLEY CAPITAL INVESTORS, L.P.

                                      and

                            THE OTHER PERSONS LISTED
                         ON THE SIGNATURES PAGES HEREOF



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                               TABLE OF CONTENTS

                                   ---------
                                                                           Page
                                                                           ----

                                   ARTICLE 1
                                  DEFINITIONS

Section 1.01.  Definitions ...............................................   2

                                   ARTICLE 2
                RIGHTS AND OBLIGATIONS WITH RESPECT TO TRANSFER

Section 2.01.  General Restrictions.......................................   9
Section 2.02.  Agreement to Be Bound......................................   9
Section 2.03.  Legends....................................................  10
Section 2.04.  Additional Restrictions on Certain Shares..................  11
Section 2.05.  Repurchase of Common Shares Held by Management
               Investors .................................................  11

                                   ARTICLE 3
                              REGISTRATION RIGHTS

Section 3.01.  Definitions................................................  13
Section 3.02.  Demand Registration Rights.................................  14
Section 3.03.  Piggy-Back Registration Rights.............................  18
Section 3.04.  Registration Procedures....................................  20
Section 3.05.  Participation in Underwritten Registrations................  23
Section 3.06.  Holdback Agreements........................................  23
Section 3.07.  Indemnification ...........................................  24

                                   ARTICLE 4
                                 MISCELLANEOUS

Section 4.01.  Headings...................................................  28
Section 4.02.  No Inconsistent Agreements; Conflicting Charter or Bylaw
               Provision .................................................  28
Section 4.03.  Entire Agreement...........................................  28
Section 4.04.  Notices....................................................  29
Section 4.05.  Applicable Law; Submission to Jurisdiction.................  29
Section 4.06.  Severability...............................................  30
Section 4.07.  Successors, Assigns, Transferees...........................  30
Section 4.08.  Amendments; Waivers........................................  30
Section 4.09.  Counterparts...............................................  31


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                                                                           Page
                                                                           ----
Section 4.10.  Recapitalization, etc......................................  31
Section 4.11.  Remedies...................................................  31
Section 4.12.  Fees and Expenses..........................................  31
Section 4.13.  Reasonable Best Efforts....................................  31
Section 4.14.  Effectiveness of This Agreement............................  31
Section 4.15.  Termination of Article 2...................................  32

Exhibit A  -  Form of Agreement to Be Bound

Annex I    -  Allocation of Founders Shares, Initial Shares and Initial Options


                                      ii

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                                   SURVIVING
                             SHAREHOLDERS AGREEMENT

     SURVIVING SHAREHOLDERS AGREEMENT dated as of June 1, 1998 among Vanguard Health Systems, Inc., a Delaware corporation (the "Issuer"), Morgan Stanley Capital Partners III, L.P., a Delaware limited partnership ("MSCP III"), MSCP III 892 Investors, L.P., a Delaware limited partnership ("892 Investors"), Morgan Stanley Capital Investors, L.P., a Delaware limited partnership ("MSCI"), and each of the other Persons listed on the signature pages hereof. Each of the parties to this Agreement (other than the Issuer) and any other Person who, pursuant to the terms hereof, shall become a party to or agree to be bound by the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a "Holder".

     WHEREAS, the parties hereto have entered into a Subscription Agreement dated as of June 1, 1998 (as amended from time to time, the "Subscription Agreement") pursuant to which the Holders purchased Common Shares (as defined below) from the Issuer;

     WHEREAS, the parties hereto have entered into a Shareholders Agreement on and as of the date hereof (as amended from time to time, the "Shareholders Agreement") pursuant to which the parties desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Common Shares and to provide for certain rights and obligations relating to the capital stock of the Issuer and certain matters relating to the conduct of the business and the affairs of the Issuer following the date hereof;

     WHEREAS, upon the consummation of a Liquidity Event, (i) the Shareholders Agreement shall terminate pursuant to Section 5.15 thereof and (ii) this Agreement will become effective against the parties hereto pursuant to Section
4.14 hereof; and

     WHEREAS, pursuant to this Agreement, the parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Common Shares and to provide for certain rights and obligations relating to the capital stock of the Issuer and certain matters relating to the conduct of the business and the affairs of the Issuer following the date of the termination of the Shareholders Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

     "Affiliate" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person; provided that, for purposes of this Agreement, (i) the Issuer shall not be treated as an Affiliate of any Holder or such Holder's Affiliates and (ii) a Holder and its Affiliates shall not be treated as Affiliates of the Issuer or its Affiliates or as Affiliates of any other Holder or such Holder's Affiliates solely by reason of its ownership interest in the Issuer. For purposes of this definition, the term "control" (including the correlative terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Board of Directors" means the Board of Directors of the Issuer.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

     "Cause" means, with respect to any Management Investor who has an employment agreement with the Issuer, "Cause" as defined in such Management Investor's employment agreement with the Issuer or, if such Management Investor does not have an employment agreement with the Issuer, "Cause" shall mean (i) the conviction of such Management Investor by a court of competent jurisdiction of a criminal act classified as a felony or involving moral turpitude following the exhaustion of all possible appeals, (ii) the willful and continued failure by such Management Investor to substantially perform his or her duties with the Issuer (other than any such failure resulting from his or her incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for Good Reason by such Management Investor pursuant to Section 7.1 of his or her Severance Protection Agreement with the Issuer) after a written demand for substantial performance is delivered to such Management Investor by the Issuer, which demand specifically identifies the manner in which the Issuer believes that such Management Investor has not substantially performed his or her duties, or (iii) the willful engaging by such Management Investor in conduct which is demonstrably and materially injurious to the Issuer or its subsidiaries, monetarily or otherwise. For purposes of clauses (ii) and (iii) of this definition, no act, or failure to act, on such Management Investor's part shall be deemed "willful" unless done, or omitted to be done, by such Management


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Investor not in good faith and without reasonable belief that his or her act, or failure to act, was in the best interest of the Issuer.

     "Commission" means the Securities and Exchange Commission or any successor commission or agency having similar powers.

     "Common Shares" means shares of the common stock of the Issuer, par value $0.01 per share.

     "Cost" means, with respect to any share of capital stock or other equity security of the Issuer, the price paid for such share or other security, it being understood that (i) with respect to the Initial Shares, "Cost" shall be equal to $100 per share, (ii) with respect to a number of Common Shares purchased prior to the date hereof set forth opposite the name of each Management Investor under the heading "Founders Shares" on Annex I hereto, "Cost" shall be equal to the per share Purchase Price (as defined in the Subscription Agreement") and (iii) with respect to (A) the Initial Options, "Cost" shall be equal to the "Cost" thereof as specified on such Annex and (B) all other stock options of the Issuer, "Cost" shall be zero.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Executive Managers" means collectively Charles N. Martin, Jr., W. Lawrence Hough, Joseph D. Moore and Ronald P. Soltman.

     "Good Reason" means, with respect to any Management Investor who has an employment agreement with the Issuer, "Good Reason" as defined in such Management Investor's employment agreement with the Issuer or, if such Management Investor does not have an employment agreement with the Issuer, "Good Reason" shall mean the occurrence (without such Management Investor's express written consent), following a Change in Control (as defined in the Severance Protection Agreements between each Management Investor (other than the Executive Managers) and the Issuer dated as of the date hereof) during the term of this Agreement (including any events prior to a Change of Control that are deemed to have occurred following a Change of Control pursuant to Section
6.1 of such Severance Protection Agreements), of any one of the following acts by the Issuer, or failures by the Issuer to act, unless, in the case of any act or failure to act described below, such act or failure to act is corrected prior to the date of termination of employment of such Management Investor specified a notice of termination given by such Management Investor in respect thereof (which notice shall be delivered at least 15 and not more than 60 days prior to the termination by the Management Investor of his employment): (A) any change in such


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Management Investor's title, authorities, responsibilities (including reporting responsibilities) which represents, in such Management Investor's reasonable judgment, an adverse change from his status, title, position or responsibilities (including reporting responsibilities) which were in effect immediately prior to the Change in Control or from his status, title, position or responsibilities (including reporting responsibilities) which were in effect following a Change in Control pursuant to such Management Investor's consent to accept any such change; (B) the assignment to him of any duties or work responsibilities which in his reasonable judgment are inconsistent with his status, title, position or work responsibilities; or any removal of him from, or failure to reappoint or reelect him to, any of such positions, except if any such changes are because of disability, retirement, death or Cause; (C) a reduction by the Issuer in such Management Investor's annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all senior executives of the Issuer and all senior executives of any Person in control of the Issuer; (D) the relocation of such Management Investor's office at which he is to perform his duties, to a location more than thirty (30) miles from the location at which such Management Investor performed his duties prior to the Change in Control, except for required travel on the Issuer's business to an extent substantially consistent with his business travel obligations prior to the Change in Control; (E) if such Management Investor had been based at the Issuer's principal executive offices immediately prior to the Change in Control, the relocation of the Issuer's principal executive offices to a location more than 30 miles from the location of such offices immediately prior to the Change in Control; (F) the failure by the Issuer, without such Management Investor's consent, to pay to such Management Investor any portion of his current compensation, or to pay to such Management Investor any portion of an installment of deferred compensation under any deferred compensation program of the Issuer, within seven (7) days of the date that such compensation is due; (G) the failure by the Issuer to continue in effect any stock-based and/or cash annual- or long-term incentive compensation plan in which such Management Investor participates immediately prior to the Change in Control, unless such Management Investor participates after the Change in Control in other plans generally available to senior executives of the Issuer and senior executives of any Person in control of the Issuer that are comparable in the aggregate; (H) the failure by the Issuer to continue to provide such Management Investor with benefits substantially similar in aggregate value to such Management Investor in the aggregate to those enjoyed by such Management Investor under any of the Issuer's pension, life insurance, medical, health and accident, or disability plans in which such Management Investor was participating immediately prior to the Change in Control, unless such Management Investor participates after the Change in Control in other benefit plans generally available to senior executives of the Issuer and senior executives of any Person in control of the Issuer that are comparable in the aggregate; (I) the


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


adverse and substantial alteration of the nature and quality of the office space within which such Management Investor performed his duties prior to a Change in Control as well as in the secretarial and administrative support provided to such Management Investor, provided, however, that a reasonable alteration of the secretarial or administrative support provided to such Management Investor as a result of reasonable measures implemented by the Issuer to effectuate a cost-reduction or consolidation program shall not constitute Good Reason hereunder; (J) any material breach by the Issuer of any provision of such Management Investor's Severance Protection Agreement; or (K) any termination of such Management Investor's employment which is not effected pursuant to a notice of termination setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of such Management Investor's employment; provided that in respect of each of clauses
(A) through (K), a Management Investor's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

     "Initial Options" means the stock options of the Issuer set forth opposite the name of each Management Investor under the heading "Initial Options" on Annex I hereto.

     "Initial Shares" means, with respect to any Management Investor, the number of Common Shares purchased prior to the date hereof set forth under the heading "Initial Shares" and opposite the name of such Management Investor on Annex I hereto.

     "IPO" means the initial Public Offering.

     "Liquidity Event" means the first to occur of (i) the consummation of the IPO, (ii) the sale (by way of merger or otherwise) by the MSCP Entities for cash of all or substantially all of their aggregate equity interests in the Issuer in one transaction or a series of related transactions, (iii) the sale (by way of merger or otherwise) by the MSCP Entities, for capital stock of another Person, of all or substantially all of their equity interests in the Issuer in one transaction or a series of related transactions, but only if all of such capital stock received by the MSCP Entities (x) has been registered under the Securities Act and (y) is capable of being immediately sold by the MSCP Entities upon consummation of such transaction(s) on a national securities exchange or quotation system in accordance with applicable law (the capital stock described in clauses (x) and (y) is hereinafter referred to as "Marketable Securities"), (iv) the sale (by way of merger or otherwise) for cash and/or Marketable Securities of all or substantially all of the assets (including stock) of the Issuer and its Subsidiaries in one


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transaction or a series of related transactions or (v) the liquidation or dissolution of the Issuer and its Subsidiaries.

     "Management Investors" means each Person listed on Annex I hereto, regardless of whether any such Person is an employee of the Issuer at any applicable time.

     "Martin Percentage" means, as of any date, (i) the aggregate number of Common Shares Transferred prior to such date by Charles N. Martin, Jr., any Holder that is an Affiliate of Charles N. Martin, Jr. and their respective Permitted Transferees (other than Common Shares Transferred to other Permitted Transferees of Charles N. Martin, Jr.), divided by (ii) the aggregate number of Common Shares acquired by Charles N. Martin, Jr. and any such Affiliate on or prior to such date (by way of purchase, upon exercise of Options or otherwise).

     "MSCP DIK" means any Transfer by any MSCP Fund of any of its Common Shares to partners of such MSCP Fund pursuant to a distribution in respect of the partnership interests of such MSCP Fund in accordance with such MSCP Fund's partnership agreement as then in effect.

     "MSCP Entities" means the MSCP Funds and their Permitted Transferees.

     "MSCP Funds" means MSCP III, 892 Investors, MSCI and any successors thereof.

     "MSCP Percentage" means, as of any date, (i) the aggregate number of Common Shares Transferred prior to such date by the MSCP Entities, including, without limitation, any Common Shares Transferred pursuant to a MSCP DIK (other than (x) Common Shares Transferred between MSCP Entities and (y) any Common Shares forfeited by the MSCP Entities on or prior to such date pursuant to
Section 2.08 of the Shareholders Agreement) divided by (ii) the aggregate number of Common Shares acquired (by way of purchase or otherwise) by the MSCP Entities on or prior to such date (other than any Common Shares forfeited by the MSCP Entities on or prior to such date pursuant to Section 2.08 of the Shareholders Agreement).

     "Option Carry Plan" means the Vanguard Health Systems, Inc. Option Carry Plan dated as of the date hereof.

     "Option Plans" means (i) the Option Carry Plan, (ii) the Vanguard Health Systems, Inc. 1998 Stock Option Plan, (iii) the Vanguard Health Systems, Inc. Nonqualified Initial Option Plan, in each case dated as of the date hereof and as


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the same may be amended from time to time and (iv) any other option or equity-based compensation plan adopted by the Issuer after the date hereof.

     "Options" means stock options granted pursuant to the Option Plans.

     "Permitted Transferee" means:

          (i) with respect to any MSCP Fund, (v) any Affiliate of such MSCP Fund, (w) any general or limited partner of such MSCP Fund (a "MSCP Partner"), (x) any officer, general partner, director or limited partner of such MSCP Fund or a MSCP Partner (collectively, "MSCP Associates"), (y) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any MSCP Associate and (z) a trust, corporation, partnership or other entity substantially all the economic interests of which are held by or for the benefit of the MSCP Funds, their Affiliates, MSCP Partners, MSCP Associates, their spouses or their children (whether by birth or adoption);

          (ii) with respect to any Holder that is an individual, (w) the spouse, issue, grandparents, grandchildren, aunts, uncles, nieces and nephews (in each case, whether natural or adopted) of such Holder, (x) a Person to whom Common Shares are Transferred by such Holder by will or the laws of descent and distribution, (y) a trust established for the exclusive benefit of such Holder or his or her Permitted Transferees and
     (z) if such Holder is a Management Investor, a fund in any community foundation established by such Management Investor or a foundation established by such Management Investor for the sole purpose of making charitable donations; and

          (iii) with respect to any other Holder, any Affiliate of such Holder.

     "Person" means an individual, partnership, corporation, limited liability company, trust, joint stock company, association, joint venture, or any other entity or organization.

     "Public Offering" means any underwritten public offering of equity securities of the Issuer pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


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


     "Subsidiary" means any entity of which ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Issuer.

     "Transaction Agreements" means this Agreement, the Subscription Agreement, the Shareholders Agreement and the other Ancillary Agreements (as defined in the Subscription Agreement).

     "Transfer" means, with respect to any security, (i) when used as a verb, to sell, assign, dispose of, exchange or otherwise transfer such security or any interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange or other transfer or any agreement or commitment to do any of the foregoing.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

                      Term                           Section
                      ----                           -------
         Annual Revenues                             2.05
         Competitive Activity                        2.05(a)
         Disadvantageous Condition                   3.02
         892 Investors                               Preamble
         Holder                                      Preamble
         Indemnified Party                           3.07(c)
         Indemnifying Party                          3.07(c)
         Inspectors                                  3.04(h)
         Issuer                                      Preamble
         Management Seller                           2.05(b)
         Marketable Securities                       1.01
         Maximum Offering Size                       3.02(b)
         MSCI                                        Preamble
         MSCP III                                    Preamble
         Priority Securities                         3.03(a)
         Records                                     3.04(h)
         Registering Holders                         3.01
         Registrable Common Shares                   3.01
         Registration Expenses                       3.01
         Requesting Holder                           3.02(a)
         Rule 144                                    2.02
         Shareholders Agreement                      Recitals
         Subscription Agreement                      Recitals

                                   ARTICLE 2
                RIGHTS AND OBLIGATIONS WITH RESPECT TO TRANSFER

     Section 2.01. General Restrictions. (a) No Holder may Transfer any Common Shares or any interest therein in a private Transfer, unless such private Transfer is permitted by, and subject to the provisions of, this Article 2.

     (b) Notwithstanding anything herein to the contrary and except for Transfers by a Management Investor to his or her Permitted Transferees, prior to the first anniversary of the IPO, each Management Investor and each Permitted Transferee of any Management Investor agrees not to Transfer, mortgage, pledge, grant a security interest or participation interest in or otherwise encumber, any of his or her Common Shares issued upon exercise of Options granted under the Option Carry Plan.

     (c) Notwithstanding anything herein to the contrary, each Transfer of Common Shares must be made in compliance with the Securities Act, any applicable state and foreign securities law and this Article 2. Each Holder understands and agrees that the Common Shares have not been registered under the Securities Act and that they are restricted securities. Any attempt to Transfer, pledge, grant a security interest or participation in, or otherwise encumber any Common Shares not in compliance with this Agreement shall be null and void and neither the Issuer nor any transfer agent shall give any effect in the Issuer's transfer records to such Transfer, pledge, grant or encumbrance.

     (d) No Holder shall (i) enter into any agreement or arrangement of any kind with any Person with respect to its Common Shares inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Holder under this Agreement including, but not limited to, agreements or arrangements with respect to the Transfer or voting of its Common Shares or (ii) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Common Shares in any manner which is inconsistent with the provisions of this Agreement.

     Section 2.02. Agreement to Be Bound. No Transfer of Common Shares otherwise permitted pursuant to Article 2 (other than Transfers pursuant to a Public Offering or Rule 144 under the Securities Act (or any successor provision) (as the same may be amended from time to time, "Rule 144") or Transfers to the Issuer) shall be effective unless (i) the certificates representing such Common Shares delivered to such transferee shall bear the legend set forth in Section 2.03, if required by such Section and (ii) prior to such Transfer, such transferee (if not


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already a party to this Agreement) shall have executed and delivered to the
Issuer an instrument or instruments substantially in the form of Exhibit A hereto confirming that such transferee has agreed to be bound as a "Holder" by the terms of this Agreement, a copy of which instrument shall be maintained on file with the Secretary of the Issuer and shall include the address of such transferee to which notices hereunder shall be sent; provided that the provisions of clause (ii) above shall not be applied to any MSCP DIK in connection with which any MSCP Fund determines not to require its partners to have agreed in writing to be bound by the terms of this Agreement or to be entitled to the benefit hereof. The Issuer agrees that prior to issuing Common Shares to (x) the owner of any hospital or hospital system in partial consideration for the acquisition of assets from the owner of such hospital or hospital system or (y) any holder of any Options who is not otherwise a party to this Agreement, the Issuer will require such owner or such holder, as the case may be, to agree to be bound by this Agreement in the manner described above.

     Section 2.03. Legends. (a) Each certificate evidencing outstanding Common Shares acquired by any Holder shall bear a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SURVIVING SHAREHOLDERS AGREEMENT DATED AS OF JUNE 1, 1998, COPIES OF WHICH WILL BE FURNISHED BY VANGUARD HEALTH SYSTEMS, INC. UPON REQUEST AND WITHOUT CHARGE.

     (b) If any Common Shares (i) shall cease to be Registrable Common Shares or (ii) may be sold pursuant to Rule 144 or otherwise in the public market without being registered under the Securities Act, upon the written request of the Holder thereof (who shall provide with such request evidence reasonably satisfactory to the Issuer (which may include an opinion of counsel) that such Common Shares may be sold in the case of any sale under (ii) above), the Issuer shall issue to such Holder a new certificate evidencing such Common Shares without the first sentence of the legend required by Section 2.03(a) hereof endorsed thereon. If any Common Shares shall cease to be subject to the restrictions on Transfer set forth in this Agreement, the Issuer shall, upon the


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


written request of the Holder thereof, issue to such Holder a new certificate evidencing such Common Shares without the second sentence of the legend required by Section 2.03(a) hereof endorsed thereon.

     Section 2.04. Additional Restrictions on Certain Shares. (a) Notwithstanding anything in this Agreement to the contrary and except as provided below in Section 2.04(b), none of Charles N. Martin, Jr., any Holder that is an Affiliate of Charles N. Martin, Jr. or any of their respective Permitted Transferees may Transfer (other than to a Permitted Transferee of Charles N. Martin, Jr.) any Common Shares if the number of Common Shares proposed to be Transferred, when added to the aggregate number of Common Shares previously Transferred by Charles N. Martin, Jr., any such Affiliate and their respective Permitted Transferees to Persons other than Permitted Transferees of Charles N. Martin, Jr., would cause the Martin Percentage to equal or exceed the MSCP Percentage on the date of such Transfer.

     (b) Notwithstanding the provisions of Section 2.04(a), during each period of 12 consecutive months beginning on the date of the consummation of the IPO, Charles N. Martin, Jr. may Transfer up to 5% of his Common Shares (which 5%, if not Transferred during any such period, may be carried forward to subsequent periods), in no event to exceed an aggregate of 35% of his Common Shares to the extent, but only to the extent, necessary to pay the exercise price and withholding taxes payable in connection with the exercise of Options to the extent permitted by the terms of the Option Plans or to fund the payment by Mr. Martin of taxes (excluding the amount of any taxes attributable to an increase in income tax rates) relating to the Common Shares which the parties did not expect to be imposed.

     Section 2.05. Repurchase of Common Shares Held by Management Investors.
(a) If any Management Investor voluntarily terminates his or her employment with the Issuer other than for Good Reason or is terminated by the Issuer for Cause and, prior to June 1, 2003, such Management Investor engages in any Competitive Activity, then the Issuer shall have the right, exercisable as set forth in Section 2.05(b), to purchase from such Management Investor (and his or her Permitted Transferees) (i) any Common Shares issued upon exercise of Options granted pursuant to the Option Carry Plan and (ii) any and all other shares of capital stock or other equity securities of the Issuer then owned by such Management Investor (and his or her Permitted Transferees) for a purchase price in cash for such share or other security equal to the Cost thereof. The Issuer may, at its discretion and with the consent of the compensation committee of the Board of Directors (or, if at such time no such committee exists, the Board of Directors) assign its repurchase right under this Section 2.05(a) to the other Management Investor(s). A Management Investor shall be deemed to engaged in "Competitive


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Activity" for purposes of this Agreement if such Management Investor shall, directly or indirectly, personally or through its Affiliates, own any interest or invest in, operate, join, control, or participate as a partner, director, principal, officer, or agent of, enter into the employment of, act as a consultant to, or perform any services for, any Person (other than the Issuer and/or one or more of its Subsidiaries) that is engaged in the acquisition, ownership, operation, and/or management of any hospital, hospital system or hospital management company, other than (i) ownership of not more than 5% of the outstanding voting securities of any public corporation or (ii) working as a certified public accountant or an attorney for an accounting or law firm.

     (b) If the Issuer elects (or, pursuant to this Section 2.05(b), is directed to elect) to exercise any of its rights set forth in Section 2.05(a), the Issuer shall deliver written notice to such effect to the relevant Management Investor(s) and his or her Permitted Transferee(s) (each, a "Management Seller") promptly, but in no event later than 90 days, following the occurrence of the event giving rise to such repurchase right. Such notice shall set forth the number of Common Shares, Options and/or other equity securities of the Issuer that the Issuer has elected to purchase from such Management Seller and the total consideration to be paid pursuant to the sale of such Common Shares, Options, and/or other equity securities of the Issuer, as the case may be. Each Management Seller shall deliver to the Issuer, within 10 days of the applicable notice, the certificate or certificates representing the number of Common Shares required to be sold by such Management Seller(s) duly endorsed in blank or accompanied by a duly executed stock power, together with all other documents required to be executed by such Management Seller(s) in connection with such transaction, including without limitation copies of executed option agreements relating to the Options, if applicable. If any such Management Seller(s) fails to deliver such certificates or documents to the Issuer, the Issuer shall cause the books and records of the Issuer to show that such securities are bound by the provisions of this Section 2.05 and that such securities shall be transferred only to the Issuer upon surrender for Transfer by such Management Seller(s). Notwithstanding anything herein to the contrary, MSCP III may, by delivery of written notice to the Issuer, require the Issuer to exercise any of its repurchase rights set forth in this Section 2.05 in respect of securities owned by any Executive Manager.

                                   ARTICLE 3
                              REGISTRATION RIGHTS

     Section 3.01. Definitions. The following terms, as used in this Article 3, have the following meanings:

     "Registering Holders" means Holders whose Registrable Common Shares are covered by or offered pursuant to a registration statement filed pursuant to this Article 3.

     "Registrable Common Shares" means all Common Shares of the Issuer owned by the Holders. Registrable Common Shares shall cease to be Registrable Common Shares when (i) a registration statement with respect to the sale of such Common Shares shall have become effective under the Securities Act and such Common Shares shall have been disposed of pursuant to such registration statement, or (ii) such Common Shares shall have ceased to be outstanding.

     "Registration Expenses" means all (i) registration, qualification and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of a qualified independent underwriter, if any, counsel in connection therewith and the reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Common Shares), (iii) printing expenses, (iv) internal expenses of the Issuer (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Issuer, (vi) customary fees and expenses for independent certified public accountants retained by the Issuer (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vii) fees and expenses of any special experts retained by the Issuer in connection with such registration, (viii) reasonable fees and expenses of one separate firm of attorneys for the Registering Holders (which counsel shall be selected by the Holders selling securities constituting a majority of all securities to be included in such registration in the case of any registration pursuant to the exercise of its right under Section 3.02) and (ix) fees and expenses of listing the Registrable Common Shares on a securities exchange; but shall not include any out-of-pocket expenses of the Registering Holders, transfer taxes, fees and expenses of underwriter's counsel, underwriting fees or discounts or commissions attributable to the sale of Registrable Common Shares.

     "Requesting Holder" means either (i) the MSCP Funds collectively or (ii) other Holders owning more than 15% of the Registrable Common Shares outstanding at such time.

     Section 3.02. Demand Registration Rights. (a) Registration on Request. If a Requesting Holder desires to effect the registration under the Securities Act of outstanding Registrable Common Shares, such Requesting Holder may make a written request that the Issuer effect such registration; provided that (A) such registration is expected to result in an aggregate price to the public of not less than $50 million, (B) if such Requesting Holder is the MSCP Funds, such request is made after the earlier of (x) the third anniversary of the date hereof and (y) the first day after the expiration of any "lock-up" period required by the underwriters in connection with the IPO and (C) if such Requesting Holder consists of Holders other than the MSCP Funds, such request is made after the first day after the expiration of any "lock-up" period required by the underwriters in connection with the IPO. Each such request will specify the number of shares of Registrable Common Shares proposed to be sold and will also specify the intended method of disposition thereof; provided that the Issuer shall not be obligated to effect any shelf registration of Registrable Common Shares pursuant to Rule 415 under the Securities Act. The Issuer will promptly give written notice of such requested registration to all other Holders of Registrable Common Shares, and thereupon will use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of:

          (ii) the Registrable Common Shares which the Issuer has been so requested to register by such Requesting Holder pursuant to this
     Section 3.02; and

          (iii) the Registrable Common Shares which the Issuer has been requested to register by all Holders (other than such Requesting Holder) pursuant to Section 3.03 by written request given to the Issuer within 20 days after the giving of such written notice by the Issuer (which request shall specify the intended method of disposition of such Registrable Common Shares);

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Common Shares so to be registered; provided that:

          (x) the Issuer shall not be obligated to file a registration statement relating to a registration request pursuant to this Section 3.02 at any time during the six-month period immediately following the effective date of another registration statement filed pursuant to this
     Section 3.02;

          (y) the Issuer shall not be obligated to file more than (i) four registration statements on Form S-1 or S-2 pursuant to this Section 3.02 on behalf of a Requesting Holder consisting of the MSCP Funds (it being understood that the Issuer shall be obligated to file an unlimited number of registration statements on Form S-3 (or any successor form) if requested by a Requesting Holder consisting of the MSCP Funds pursuant to the provisions of this Section 3.02) and (ii) two registration statements pursuant to this Section 3.02 on behalf of a Requesting Holder consisting of Holders other than the MSCP Funds; and

          (z) at the time of any request to register Registrable Common Shares pursuant to this Section 3.02, if the Board of Directors determines in its good faith reasonable judgment that the Issuer should not file any registration statement otherwise required to be filed pursuant to Section 3.02(a) because the Issuer is engaged in or in good faith plans to engage in any financing, acquisition or other material transaction which would be adversely affected by the filing of a registration statement otherwise required to be filed pursuant to this Section 3.02 (a "Disadvantageous Condition"), the Issuer shall be entitled to postpone for the shortest reasonable period of time (but not exceeding 120 days from the date of the request), the filing of such registration statement and shall promptly give the Requesting Holder written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Issuer shall so postpone the filing of the registration statement, the Requesting Holder shall have the right to withdraw the request for registration by giving written notice to the Issuer within 30 days after receipt of the notice of postponement. Such right to delay a request for registration pursuant to this Section 3.02 may not be exercised more than once in any 1-year period.

     Promptly after the expiration of the 20-day period referred to in clause
(ii) above, the Issuer shall notify each holder of Registrable Common Shares to be included in the registration of the other Holders requesting Registrable Common Shares to be included therein and the number of Registrable Common Shares requested to be included therein. The Requesting Holder may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to any other Holder holding Registrable Common Shares requested to be registered pursuant to clause
(ii) above, by providing a written notice to the Issuer revoking such request; provided that, if as a result thereof such registration is abandoned, all Registration Expenses and all other fees and expenses reasonably incurred by other Holders including Registrable Common Shares in such registration shall be borne by the Requesting Holder revoking such registration. If the Issuer determines to take any action pursuant to clause (z) above, the Issuer shall deliver a notice to the Requesting Holder and to any other Holder selling Registrable Common Shares pursuant to an effective registration statement to such effect. Upon the receipt of any such notice, such

Holders shall forthwith discontinue use of the prospectus contained in such registration statement and, if so directed by the Issuer, shall deliver to the Issuer all copies of the prospectus then covering such Registrable Common Shares current at the time of receipt of such notice (or, if no registration statement has yet been filed, all drafts of the prospectus covering such Registrable Common Shares). If any Disadvantageous Condition shall cease to exist, the Issuer shall promptly notify the Requesting Holder (and any other Holder who shall have ceased selling securities pursuant to an effective registration statement as a result of such Disadvantageous Condition) to such effect. If so requested by the Requesting Holder, the Issuer shall, if any registration statement shall have been withdrawn, at such time as it is possible or, if earlier, at the end of the 120-day period following such withdrawal, file a new registration statement covering the Registrable Common Shares that were covered by such withdrawn registration statement, and the effectiveness of such registration statement shall be maintained for such time as may be necessary so that the period of effectiveness of such new registration statement, when aggregated with the period during which such withdrawn registration statement was effective, if any, shall be such time as may be otherwise required by this Agreement.

     (b) Priority Participation in Requested Registrations. If a registration pursuant to this Section 3.02 involves a Public Offering and the managing underwriter shall advise the Issuer that, in its view, the number or proposed mix of securities requested to be included in such registration (including securities which the Issuer requests to be included which are not Registrable Common Shares) exceeds the largest number of securities which can be sold without having a material adverse effect on such offering (the "Maximum Offering Size"), including the price at which such securities can be sold, the Issuer will include in such registration:

          (i) first, the Registrable Common Shares requested to be included in such registration pursuant to Section 3.02(a)(i) or (ii) by all Holders, allocated (if necessary) pro rata among such Holders on the basis of the relative number of Registrable Common Shares each such Holder has requested to be included in such registration; and

          (ii) second, Common Shares to be sold for the account of other Persons (including the Issuer), with such priorities among them as the Issuer shall determine.

     (c) Registration Statement Form. Registrations under this Section 3.02 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Issuer, subject to Section 3.02(a), and as shall be reasonably acceptable to the Requesting Holder and (ii) as shall permit the disposition of such

Registrable Common Shares in accordance with the method or methods of disposition intended on the part of the Requesting Holder. Notwithstanding anything herein to the contrary, if, pursuant to a registration request under this Section 3.02, the Issuer proposes to effect registration by filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) and any managing underwriter shall advise the Issuer in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

     (d) Expenses. Except as specifically provided herein, the Issuer will pay promptly all Registration Expenses in connection with the registration requests made pursuant to this Section 3.02. The Requesting Holder shall pay all out-of-pocket expenses of the Requesting Holder, transfer taxes, fees and expenses of underwriter's counsel and underwriting discounts and commissions, if any, relating to the sale or disposition of such Requesting Holder's Registrable Common Shares pursuant to a registration statement requested pursuant to this Section 3.02.

     (e) Effective Registration Statement. A registration requested pursuant to this Section 3.02 shall not be deemed to have been effected until the registration statement has been effective (and not subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason) for a period of 120 days following the date on which such registration statement was declared effective or such shorter period which will terminate when all Registrable Common Shares covered by such registration statement have been sold.

     (f) Underwriters. The managing underwriter or underwriters of any Public Offering effected pursuant to this Section 3.02 shall be selected by the Registering Holders whose securities constitute a majority of all securities to be included in such registration and the price, terms and provisions of the offering shall be subject to the approval of the Requesting Holder. Any Affiliate of a Registering Holder may be selected to serve, on an arm's-length basis, as underwriter for an underwritten offering effected pursuant to this
Section 3.02. The Issuer will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Common Shares.

     (g) Transferability of Rights. Notwithstanding anything herein to the contrary, each of the MSCP Funds and the Management Investors shall have the right to Transfer any of its rights under this Section 3.02 in respect of any

Registrable Common Shares held by it to any Permitted Transferee of any of the Registrable Common Shares of such Holder. Following any such Transfer, such Permitted Transferee shall possess the same rights under this Section 3.02 in respect of the Registrable Common Shares then owned by it as the transferring Holder had possessed in respect of such securities prior to the Transfer.

     Section 3.03. Piggy-Back Registration Rights. (a) Right to Include Registrable Common Shares. If the Issuer at any time proposes to register any of its equity securities ("Priority Securities") under the Securities Act (other than (i) by a registration on Form S-4, Form S-8 or any successor or similar form, (ii) in connection with a direct acquisition by the Issuer of another Person, or (iii) pursuant to a shelf registration of securities pursuant to Rule 415 under the Securities Act), in each case whether or not for sale for its own account or as a result of a demand from a security holder, it will at each such time give prompt written notice at least 30 days prior to the anticipated filing date of the registration statement relating to such registration to all Holders of Registrable Common Shares of its intention to do so and of such Holders' rights under this Section 3.03. The parties hereto agree that Priority Securities shall not include any convertible debt securities or debt securities issued with attached warrants. Any such notice shall offer all such Holders the opportunity to include in such registration such number of Registrable Common Shares as each such Holder may request; provided that any Holder owning less than 1% of the outstanding Common Shares and who is entitled to sell all of the Registrable Common Shares owned by such Holder at such time pursuant to Rule 144 or Rule 145 of the Securities Act shall not be entitled to such notice or to include any Registrable Common Shares in such registration unless on the date of determination the average daily trading volume of the Common Shares during the 30 trading days prior to such date is less than the total number of Common Shares owned by such Holder. Upon the written request of any Holder made within 20 days after the receipt of any such notice (which request shall specify the number of Registrable Common Shares intended to be disposed of by such Holder), the Issuer will use its best efforts to effect the registration with the Commission under the Securities Act and any related qualification or other compliance of all Registrable Common Shares which the Issuer has been so requested to register, to the extent required to permit the disposition of the Registrable Common Shares to be so registered; provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Issuer shall determine for any reason not to register or to delay registration of such securities, the Issuer shall give written notice of such determination to each Holder and, thereupon, (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Common Shares in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holder entitled to do so, to request that such registration be effected as a registration under Section 3.02, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Common Shares, for the same period as the delay in registering such other securities. If a registration pursuant to this Section
3.03 involves a Public Offering, each Holder holding Registrable Common Shares requesting to be included in such registration may elect, in writing not less than 5 Business Days prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. No registration effected under this Section
3.03 shall relieve the Issuer of its obligation to effect any registration upon request under Section 3.02. The Issuer will pay promptly all Registration Expenses in connection with each registration of Registrable Common Shares requested pursuant to this Section 3.03 and each such Holder shall pay all out-of-pocket expenses of such Holder, transfer taxes and underwriting discounts and commissions, if any, relating to the sale or disposition of such Holder's Registrable Common Shares pursuant to a registration statement effected pursuant to this Section 3.03.

     (b) Priority in Incidental Registrations. If a registration pursuant to this Section 3.03 involves a Public Offering and the managing underwriter (or, in the case of the IPO and if an Affiliate of MSCP III is a managing underwriter, a majority in number of the managing underwriters) shall advise the Issuer that, in its view, the number or mix of securities (including all Registrable Common Shares) which the Issuer, the Holders and any other Persons intend to include in such registration exceeds the Maximum Offering Size, the Issuer will include in such registration, in the priority listed below, securities up to the Maximum Offering Size:

          (i) first, Priority Securities to be sold for the Issuer's own account; and

          (ii) second, Registrable Common Shares or Common Shares requested to be included in such registration pursuant to Section 3.02 or 3.03 or otherwise by all other Persons (including the Holders), allocated (if necessary) pro rata among such Persons on the basis of the relative number of securities each such Person has requested to be included in such registration.

     (c) Transferability of Rights. Notwithstanding anything herein to the contrary, each Holder shall have the right to Transfer any of its rights under this Section 3.03 to any Permitted Transferee of any of the Registrable Common Shares of such Holder. Following any such Transfer, such Permitted Transferee shall possess the same rights under this Section 3.03 in respect of the Registrable

Common Shares then owned by it as the transferring Holder had possessed in respect of such securities prior to the Transfer.

     Section 3.04. Registration Procedures. If the Issuer is required to use its reasonable best efforts to effect the registration of any Registrable Common Shares under the Securities Act as provided in Section 3.02 or 3.03, the Issuer will, as promptly as possible:

     (a) prepare and file with the Commission a registration statement on an appropriate form (subject to 3.02(c)), and thereafter use its best efforts to cause such registration statement to become effective and to remain effective for the period specified in Section 3.02(e) and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 3.02(e) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Registering Holders thereof set forth in such registration statement; provided that the Issuer will, at least 5 Business Days prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Registering Holder copies of such registration statement or prospectus (or amendment or supplement) as proposed to be filed (including, upon the request of such Holder, documents to be incorporated by reference therein) which documents will be subject to the reasonable review and comments of such Holder (and its attorneys) during such 5-Business-Day period and the Issuer will not file any registration statement, any prospectus or any amendment or supplement thereto (or any such documents incorporated by reference) containing any statements with respect to such Holder to which such Holder shall reasonably object in writing;

     (b) furnish to each Registering Holder and to any underwriter such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act, in conformity with the requirements of the Securities Act, documents incorporated by reference in such registration statement, amendment, supplement or prospectus and such other documents (in each case including all exhibits), as a Registering Holder or underwriter may reasonably request;

     (c) after the filing of the registration statement, promptly notify each Registering Holder of the effectiveness thereof and of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered and promptly notify such Registering Holder of such lifting or withdrawal of such order;

     (d) use its reasonable best efforts to register or qualify all Registrable Common Shares and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Registering Holders holding a majority of the Registrable Common Shares to be included in such registration or the underwriter shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Registering Holders to consummate the disposition in such jurisdictions of the securities owned by such Registering Holders, except that the Issuer shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 3.04(d) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

     (e) use its reasonable best efforts to cause all Registrable Common Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Registering Holders to consummate the disposition of such Registrable Common Shares;

     (f) furnish to each Registering Holder and to each underwriter, if any, a signed counterpart of: (i) an opinion of counsel for the Issuer addressed to such Holder and underwriter on which opinion both such Holder and such underwriter are entitled to rely and (ii) a "comfort" letter signed by the independent public accountants who have certified the Issuer's financial statements included in such registration statement, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Registering Holders holding a majority of the Registrable Common Shares included in such registration or the managing underwriter therefor reasonably request. The Issuer will use its best efforts to have such comfort letters addressed to each Registering Holder;

     (g) immediately notify each Registering Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and promptly prepare and furnish to such Registering Holder a reasonable number of copies of any supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make statements therein not misleading in the light of the circumstances under which they were made;

     (h) make available for inspection by any Registering Holder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Issuer (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and shall cause (i) the Issuer's officers, directors and employees to supply all information reasonably requested by any Inspectors and (ii) the senior management of the Issuer and its Subsidiaries to participate in any "road show" presentations to investors, in each case in connection with such registration statement. Each such Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuer or its Affiliates unless and until such information is made generally available to the public. Each such Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Issuer and allow the Issuer, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

     (i) use its reasonable best efforts to list all Registrable Common Shares covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Common Shares is then listed or traded; and

     (j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 12(a) of the Securities Act and Rule 158 thereunder.

     The Issuer may require each Registering Holder to promptly furnish to the Issuer, as a condition precedent to including such Registering Holder's Registrable Common Shares in any registration, such information regarding such

Registering Holder and the distribution of such securities as the Issuer may from time to time reasonably request in writing.

     Each Holder agrees that upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 3.04(g), such Holder will forthwith discontinue such Holder's disposition of Registrable Common Shares pursuant to the registration statement relating to such Registrable Common Shares until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.04(g) and, if so directed by the Issuer, will deliver to the Issuer (at the Issuer's expense) all copies, other than permanent file copies, then in such Holder's possession, of the prospectus and any amendments or supplements thereto relating to such Registrable Common Shares current at the time of receipt of such notice. In the event the Issuer shall give such notice, the Issuer shall extend the period during which the effectiveness of such registration statement shall be maintained (including the period referred to in Section 3.02(e) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.04(g) to the date when the Issuer shall make available to the Holders a prospectus supplemented or amended to conform with the requirements of Section 3.04(g).

     Section 3.05. Participation in Underwritten Registrations. No Person may participate in any Public Offering pursuant to Section 3.02 or 3.03 unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     Section 3.06. Holdback Agreements. (a) If any registration or offering of Registrable Common Shares shall be in connection with a Public Offering, each Holder holding Registrable Common Shares agrees not to effect any public sale or distribution of any Registrable Common Shares or any securities convertible into or exchangeable or exercisable for Registrable Common Shares (in each case other than as part of such Public Offering), if and to the extent requested by the managing underwriter during the 14 days prior to, and during (x) the 180-day period if such Public Offering is the IPO or (y) the 90-day period if such Public Offering is not the IPO, in either case beginning on, the effective date of such registration statement without the written consent of such managing underwriter; provided that each such Holder has received written notice of such registration at least 5 Business Days prior to the anticipated beginning of the 14-day period referred to above.

     (b) If any registration or offering of Registrable Common Shares shall be in connection with a Public Offering, the Issuer agrees (i) that, if and to the extent requested by the managing underwriter, neither it nor any of its Affiliates will effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Issuer during the 14 days prior to, and during
(x) the 180-day period if such Public Offering is the IPO or (y) the 90-day period if such Public Offering is not the IPO, in either case beginning on, the effective date of such registration statement (except as part of such Public Offering) without the written consent of such managing underwriter and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Issuer issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above (except as part of any such registration, if permitted).

     Section 3.07. Indemnification. (a) Indemnification by the Issuer. The Issuer agrees to indemnify and hold harmless each Registering Holder, its officers, directors and agents and each Person, if any, who controls such Registering Holder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities or expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Common Shares (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Issuer will reimburse such Registering Holders for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, damage, liability or expense, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Issuer by such Registering Holder or on such Registering Holder's behalf expressly for use therein; provided that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or the amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Common Shares concerned to such Person if it is determined that the Issuer has provided such prospectus (or amended or supplemented prospectus) and it was the responsibility of such Registering Holder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Issuer also agrees to indemnify any underwriters of the Registrable Common Shares, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Registering Holders provided in this Section 3.07(a).

     (b) Indemnification by the Registering Holders. Each Registering Holder agrees, severally but not jointly, to indemnify and hold harmless the Issuer, its officers, directors and agents and each Person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to such Registering Holder, but only (i) with respect to information furnished in writing by such Registering Holder or on such Registering Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Common Shares, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any loss, claim, damage, liability or expense described in Section 3.07(a) results from the fact that a current copy of the prospectus (or the amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Common Shares concerned to such Person if it is determined that it was the responsibility of such Registering Holder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Each such Registering Holder also agrees to indemnify and hold harmless the underwriters of the Registrable Common Shares, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Issuer provided in this
Section 3.07(b). Each Registering Holder's obligation to indemnify pursuant to(ii) this Section is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all the Holders and not joint.

     (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Section 3.07, such Person (an "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be design(ii) ated in writing by the Indemnified Party that had the largest number of Registrable Common Shares included in such registration. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

     (d) Contribution. If the indemnification provided for in this Section 3.07 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Issuer and the Registering Holders on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Issuer and such Registering Holders on the one hand and the underwriters on the other, from the offering of the Registrable Common Shares, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Issuer and such Registering Holders on the one hand and of such underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Issuer on the one hand and each such Registering Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Issuer and of each such Registering Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and such Registering Holders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Issuer and such Registering Holders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Issuer and such Registering Holders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and such Registering Holders or by such underwriters. The relative fault of the Issuer on the one hand and of each such Registering Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Issuer and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.07 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.07, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Common Shares underwritten by it and distributed to the public were offered to the public exceeds the aggregate amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Common

Shares of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each such Holder's obligation to contribute pursuant to this Section is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all such Holders and not joint.

                                   ARTICLE 4
                                 MISCELLANEOUS

     Section 4.01. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

     Section 4.02. No Inconsistent Agreements; Conflicting Charter or Bylaw Provision. (a) The Issuer will not hereafter enter into any agreement with respect to its securities which is inconsistent with or grant rights superior to the rights granted to the Holders of Registrable Common Shares in this Agreement. The Issuer has not previously entered into any agreement (currently in effect) with respect to any of its debt or equity securities granting any registration rights to any Person.

     (b) Each Holder shall vote its Common Shares or execute written consents, as the case may be, and take all other actions necessary, to ensure that the certificate of incorporation, bylaws and other constituent documents of the Issuer and each Subsidiary (i) facilitate and do not at any time conflict with any provision of this Agreement and (ii) permit each Holder to receive the benefits to which each such Holder is entitled under this Agreement.

     Section 4.03. Entire Agreement. The Transaction Agreements constitute the entire agreement and understanding of the parties hereto and thereto in respect of the subject matter contained herein and therein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof or thereof, other than those expressly set forth or referred to herein or therein. The Transaction Agreements supersede all prior agreements and understandings between the parties hereto and thereto with respect to the subject matter hereof and thereof, including without limitation the letter of intent among the Issuer, the Executive Managers and Morgan Stanley Capital Partners III, Inc. dated April 2, 1998.

     Section 4.04. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier) and shall be deemed to have been duly given or made if sent by telecopy, delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to such party at its address or telecopier number set forth on the signature pages hereof, or such other address or telecopier number as such party may hereinafter specify for the purpose to the party giving such notice. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

     Section 4.05. Applicable Law; Submission to Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of law rules of such state. Each of the parties hereto hereby consents to the exclusive jurisdiction of the United States District Court for the District of Delaware and the Chancery Court of the State of Delaware (and of the appropriate appellate courts therefrom) over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any such court or that any such proceeding which is brought in accordance with this Section has been brought in an inconvenient forum. Subject to applicable law, process in any such proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing and subject to applicable law, each party agrees that service of process on such party as provided in Section shall be deemed effective service of process on such party. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or at equity or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. WITH RESPECT TO A PROCEEDING IN ANY SUCH COURT, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING.

     Section 4.06. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

     Section 4.07. Successors, Assigns, Transferees. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. Notwithstanding the foregoing, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Issuer or any Holder, except (i) as specifically provided pursuant to the terms hereof, (ii) in connection with a Transfer of securities of the Issuer pursuant to the terms hereof, in which case any Person acquiring Common Shares who is required by the terms of this Agreement to become a party hereto shall thenceforth be a "Holder" and (iii) that the MSCP Funds may assign any of their rights, remedies, obligations or liabilities hereunder to (or exercise any of the foregoing jointly with) an Affiliate of the MSCP Funds without the consent of the other parties hereto. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 4.08. Amendments; Waivers. (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Holders of a majority (or, prior to the issuance of all Common Shares set forth on Schedule 2.01(a) and Schedule 2.01(b) to the Subscription Agreement, at least 75%) of the number of outstanding Common Shares owned by all Holders at such time, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that no amendment that would, in any material respect, adversely or uniquely affect such Holder shall be effective without the prior written consent of such Holder.

     Section 4.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Section 4.10. Recapitalization, etc. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any

Common Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Common Shares or any other change in capital structure of the Issuer, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

     Section 4.11. Remedies. The parties hereto acknowledge and agree that in the event of any breach of this Agreement, the parties would be irreparably harmed and could not be made whole by monetary damages. Each party hereto accordingly agrees (i) not to assert by way of defense or otherwise that a remedy at law would be adequate, and (ii) that the parties agree, in addition to any other remedy to which they may be entitled, that the remedy of specific performance of this Agreement is appropriate in any action in court.

     Section 4.12. Fees and Expenses. (a) Unless otherwise provided herein or in the other Transaction Agreements, all costs and expenses incurred in connection with the transactions contemplated by the Transaction Agreements shall be paid by the party incurring such costs and expenses.

     (b) Notwithstanding anything herein to the contrary, the Issuer shall (i) bear all the costs and expenses relating to any acquisition by the Issuer or its Subsidiaries of a hospital, hospital system, healthcare facility or related assets and (ii) reimburse the MSCP Funds and their Affiliates for the reasonable fees and expenses incurred by any of them or on their behalf in connection with any such acquisition; provided that MSCP III shall, upon the request of the Issuer, promptly provide an estimate of such reimbursable expenses.

     Section 4.13. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, the Issuer and each of the Holders will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to give effect to the terms and conditions of the Transaction Agreements.

     Section 4.14. Effectiveness of This Agreement. Upon the consummation of a Liquidity Event, the Shareholders Agreement shall terminate (except as otherwise provided therein) and this Agreement shall become effective against
(x) each of the parties hereto and (y) each Person who has executed and delivered to the Issuer an instrument(s) pursuant to Section 2.02 of the Shareholders Agreement confirming that such Person has agreed to be bound as a "Holder" by the terms of this Agreement.

     Section 4.15. Termination of Article 2. Article 2 shall terminate as to any Holder upon the earlier to occur of (i) the sale of all of the Common Shares owned by such Holder or (ii) the tenth anniversary of the consummation of the Liquidity Event; provided that nothing in this Section 4.15 shall relieve any such Holder(s) of liability for a breach prior to such termination of any of its covenants or agreements contained in Article 2.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                   MORGAN STANLEY CAPITAL PARTNERS, L.P.
                                   By: MSCP III, L.P., as general partner
                                   By: MORGAN STANLEY CAPITAL PARTNERS III,
                                         INC., as General Partner


                                   By: /s/ Alan Goldberg
                                      ------------------------------------------
                                      Name:  Alan Goldberg
                                      Title: Managing Director

                                   By: /s/ Michael Janson
                                      ------------------------------------------
                                      Name:      Michael Janson
                                      Title:     Managing Director
                                      Address:   1221 Avenue of the Americas
                                                 33rd Floor
                                                 New York, New York 10017
                                      Telephone: (212) 762-6000
                                      Telecopy:  (212) 762-7951


                                   MSCP III 892 INVESTORS, L.P.
                                   By: MSCP III, L.P., as General Partner
                                   By: MORGAN STANLEY CAPITAL PARTNERS III,
                                         INC., as General Partner


                                   By: /s/ Alan Goldberg
                                      ------------------------------------------
                                      Name:      Alan Goldberg
                                      Title:     Managing Director
                                      Address:   1221 Avenue of the Americas
                                                 33rd Floor
                                                 New York, New York 10017
                                      Telephone: (212) 762-6000
                                      Telecopy:  (212) 762-7951

                                   MORGAN STANLEY CAPITAL INVESTORS, L.P.
                                   By: MSCP III, L.P., as General Partner
                                   By: MORGAN STANLEY CAPITAL PARTNERS III,
                                         INC., as General Partner


                                   By: /s/ Alan Goldberg
                                      ------------------------------------------
                                      Name:      Alan Goldberg
                                      Title:     Managing Director
                                      Address:   1221 Avenue of the Americas
                                                 33rd Floor
                                                 New York, New York 10017
                                      Telephone: (212) 762-6000
                                      Telecopy:  (212) 762-7951


                                   VANGUARD HEALTH SYSTEMS, INC.


                                   By: /s/ Charles N. Martin, Jr.
                                      ------------------------------------------
                                      Name:      Charles N. Martin, Jr.
                                      Title:     Chairman, President and Chief
                                                 Executive Officer
                                      Address:   20 Burton Hills Blvd.
                                                 Suite 100
                                                 Nashville, Tennessee 37215
                                      Telephone: (615) 665-6000
                                      Telecopy:  (615) 665-6197


                                       /s/ Charles N. Martin, Jr.
                                      ------------------------------------------
                                      Name:      Charles N. Martin, Jr.
                                      Address:   20 Burton Hills Blvd.
                                                 Suite 100
                                                 Nashville, Tennessee 37215
                                      Telephone: (615) 665-6000
                                      Telecopy:  (615) 665-6197

                                       /s/ W. Lawrence Hough
                                      ------------------------------------------
                                      Name:      W. Lawrence Hough
                                      Address:   20 Burton Hills Blvd.
                                                 Suite 100
                                                 Nashville, Tennessee 37215
                                      Telephone: (615) 665-6000
                                      Telecopy:  (615) 665-6197



                                       /s/ Joseph D. Moore
                                      ------------------------------------------
                                      Name:      Joseph D. Moore
                                      Address:   20 Burton Hills Blvd.
                                                 Suite 100
                                                 Nashville, Tennessee 37215
                                      Telephone: (615) 665-6000
                                      Telecopy:  (615) 665-6197



                                       /s/ Ronald P. Soltman
                                      ------------------------------------------
                                      Name:      Ronald P. Soltman
                                      Address:   20 Burton Hills Blvd.
                                                 Suite 100
                                                 Nashville, Tennessee 37215
                                      Telephone: (615) 665-6000
                                      Telecopy:  (615) 665-6197



                                       /s/ Bruce Chafin
                                      ------------------------------------------
                                      Name:      Bruce Chafin
                                      Address:   1440 New York Avenue, N.W.
                                                 Suite 400
                                                 District of Columbia 20005
                                      Telephone: (202) 393-3920
                                      Telecopy:  (202) 393-4130

                                       /s/ Robert E. Galloway
                                      ------------------------------------------
                                      Name:      Robert E. Galloway
                                      Address:   20 Burton Hills Blvd.
                                                 Suite 100
                                                 Nashville, Tennessee 37215
                                      Telephone: (615) 665-6000
                                      Telecopy:  (615) 665-6197



                                       /s/ John M. Geer
                                      ------------------------------------------
                                      Name:      John M. Geer
                                      Address:   20 Burton Hills Blvd.
                                                 Suite 100
                                                 Nashville, Tennessee 37215
                                      Telephone: (615) 665-6000
                                      Telecopy:  (615) 665-6197



                                       /s/ James Johnston
                                      ------------------------------------------
                                      Name:      James Johnston
                                      Address:   20 Burton Hills Blvd.
                                                 Suite 100
                                                 Nashville, Tennessee 37215
                                      Telephone: (615) 665-6000
                                      Telecopy:  (615) 665-6197



                                       /s/ Phillip W. Roe
                                      ------------------------------------------
                                      Name:      Phillip W. Roe
                                      Address:   20 Burton Hills Blvd.
                                                 Suite 100
                                                 Nashville, Tennessee 37215
                                      Telephone: (615) 665-6000
                                      Telecopy:  (615) 665-6197

                                      /s/ Dennis Jacobs
                                     ------------------------------------------
                                     Name:      Dennis Jacobs
                                     Address:   20 Burton Hills Blvd.
                                                Suite 100
                                                Nashville, Tennessee 37215
                                     Telephone: (615) 665-6000
                                     Telecopy:  (615) 665-6197



                                      /s/ Anne L. Sanford
                                     ------------------------------------------
                                     Name:      Anne L. Sanford
                                     Address:   20 Burton Hills Blvd.
                                                Suite 100
                                                Nashville, Tennessee 37215
                                     Telephone: (615) 665-6000
                                     Telecopy:  (615) 665-6197



                                      /s/ Tony W. Simpson
                                     ------------------------------------------
                                     Name:      Tony W. Simpson
                                     Address:   20 Burton Hills Blvd.
                                                Suite 100
                                                Nashville, Tennessee 37215
                                     Telephone: (615) 665-6000
                                     Telecopy:  (615) 665-6197



                                      /s/ James H. Spalding
                                     ------------------------------------------
                                     Name:      James H. Spalding
                                     Address:   20 Burton Hills Blvd.
                                                Suite 100
                                                Nashville, Tennessee 37215
                                     Telephone: (615) 665-6000
                                     Telecopy:  (615) 665-6197

                                      /s/ Alan G. Thomas
                                     ------------------------------------------
                                     Name:      Alan G. Thomas
                                     Address:   20 Burton Hills Blvd.
                                                Suite 100
                                                Nashville, Tennessee 37215
                                     Telephone: (615) 665-6000
                                     Telecopy:  (615) 665-6197


                                      /s/ Thomas M. Ways
                                     ------------------------------------------
                                     Name:      Thomas M. Ways
                                     Address:   20 Burton Hills Blvd.
                                                Suite 100
                                                Nashville, Tennessee 37215
                                     Telephone: (615) 665-6000
                                     Telecopy:  (615) 665-6197


                                      /s/ Clifford Adlerz
                                     ------------------------------------------
                                     Name:      Clifford Adlerz
                                     Address:   3401 West End Avenue
                                                Suite 760
                                                Nashville, Tennessee 37203
                                     Telephone: (615) 460-1681
                                     Telecopy:  (615) 460-1690


                                      /s/ Ray Denson
                                     ------------------------------------------
                                     Name:      Ray Denson
                                     Address:   20 Burton Hills Blvd.
                                                Suite 100
                                                Nashville, Tennessee 37215
                                     Telephone: (615) 665-6000
                                     Telecopy:  (615) 665-6449


                                      /s/ Paula Y. Eleazar
                                     ------------------------------------------
                                     Name:      Paula Y. Eleazar
                                     Address:   20 Burton Hills Blvd.
                                                Suite 100
                                                Nashville, Tennessee 37215
                                     Telephone: (615) 665-6000
                                     Telecopy:  (615) 665-6399

                                      /s/ Jerry M. Eyler
                                     ------------------------------------------
                                     Name:      Jerry M. Eyler
                                     Address:   20 Burton Hills Blvd.
                                                Suite 100
                                                Nashville, Tennessee 37215
                                     Telephone: (615) 665-6000
                                     Telecopy:  (615) 665-6299



                                      /s/ Richard Francis
                                     ------------------------------------------
                                     Name:      Richard Francis
                                     Address:   3401 West End Avenue
                                                Suite 760
                                                Nashville, Tennessee 37203
                                     Telephone: (615) 460-1682
                                     Telecopy:  (615) 460-1690



                                      /s/ Anthony C. Krayer
                                     ------------------------------------------
                                     Name:      Anthony C. Krayer
                                     Address:   340 West Tropical Way
                                                Plantation, Florida 33317
                                     Telephone: (954) 985-3451
                                     Telecopy:  (954) 985-6193



                                      /s/ Carol A. Murdock
                                     ------------------------------------------
                                     Name:      Carol A. Murdock
                                     Address:   20 Burton Hills Blvd.
                                                Suite 100
                                                Nashville, Tennessee 37215
                                     Telephone: (615) 665-6000
                                     Telecopy:  (615) 665-6499

                                      /s/ Keith B. Pitts
                                     ------------------------------------------
                                     Name:      Keith B. Pitts



                                     Address:   c/o Paragon Health Network, Inc.
                                                One Ravinia Drive
                                                Suite 1500
                                                Atlanta, Georgia 30346
                                     Telephone: (770) 393-0199
                                     Telecopy:  (770) 393-8054


                                  MPSW PARTNERS


                                  By: /s/ Morton Pierce
                                     ------------------------------------------
                                     Name:      Morton Pierce
                                     Title:     Managing Partner
                                     Address:   1301 Avenue of the Americas
                                                New York, New York 10019
                                     Telephone: (212) 259-8000
                                     Telecopy:  (212) 259-6333



                                      /s/ Carl F. Chafin
                                     ------------------------------------------
                                     Name:      Carl F. Chafin
                                     Address:   10801 Ramshorn Rd.
                                                Midlothian, Virginia 23113
                                     Telephone: (804) 330-4383
                                     Telecopy:  (202) 393-4130



                                      /s/ Mark Price
                                     ------------------------------------------
                                     Name:      Mark Price
                                     Address:   20 Burton Hills Blvd.
                                                Suite 100
                                                Nashville, Tennessee 37215
                                     Telephone: (615) 665-6000
                                     Telecopy:  (615) 665-6399

                                      /s/ William V.B. Webb
                                     ------------------------------------------
                                     Name:      William V.B. Webb
                                     Address:   20 Burton Hills Blvd.
                                                Suite 100
                                                Nashville, Tennessee 37215
                                     Telephone: (615) 665-6000
                                     Telecopy:  (615) 665-6299



                                      /s/ Harold H. Pilgrim, Jr.
                                     ------------------------------------------
                                     Name:      Harold H. Pilgrim, Jr.
                                     Address:   2503 Lakeview Drive
                                                Decatur, AL 35601
                                     Telephone: (205) 355-6394
                                     Telecopy:  (205) 355-4674

                                  WILLIAM LAWRENCE HOUGH
                                  GRANTOR RETAINED ANNUITY TRUST


                                  By: /s/ Leslie J. Hough
                                     ------------------------------------------
                                     Name:      Leslie J. Hough
                                     Title:     Trustee
                                     Address:   20 Burton Hills Blvd.
                                                Suite 100
                                                Nashville, Tennessee 37215
                                     Telephone: (615) 665-6000
                                     Telecopy:  (615) 665-6197

                                                                      EXHIBIT A


                        [FORM OF AGREEMENT TO BE BOUND]

                                                                         [Date]


To the Parties to the Surviving
Shareholders Agreement dated as of
June 1, 1998

Ladies and Gentlemen:

     Reference is made to the Surviving Shareholders Agreement dated as of June 1, 1998 (the "Surviving Shareholders Agreement") among Vanguard Health Systems, Inc., Morgan Stanley Capital Partners III, L.P., MSCP III 892 Investors, L.P., Morgan Stanley Capital Investors, L.P., the other Persons listed on the signature pages thereof and each other Person who has or shall become a party to the Surviving Shareholders Agreement as provided therein. Capitalized terms used herein and not defined have the meanings ascribed to them in the Surviving Shareholders Agreement.

     In consideration of the covenants and agreements contained in the Surviving Shareholders Agreement, the undersigned hereby confirms and agrees that it shall be bound as a "Holder" by all of the provisions thereof.

     This letter shall be construed and enforced in accordance with the internal laws of the State of Delaware.

                                     Very truly yours,



                                     ------------------------------------------

                                                                        ANNEX I


                Allocation of Initial Shares and Initial Options


                            Initial Shares                Initial Options
                     --------------------------   ------------------------------
Management Investor  No. of Shares   % of Total    No. of Options Aggregate Cost
-------------------  -------------   ----------    -------------- --------------
Martin.............     9,151         37.834%         587        $  898,733.39
Hough Trust........     3,659         15.128%           0                 0.00
Hough                       0          0.000%         359           549,651.26
Moore..............     3,659         15.128%         310           474,629.22
Soltman............     3,136         12.966%         228           349,082.14
Thomas.............       654          2.704%         146           223,535.05
Chafin.............       654          2.704%         163           249,563.11
Roe................       654          2.704%         163           249,563.11
Johnston...........       654          2.704%         146           223,535.05
Galloway...........       654          2.704%         146           223,535.05
Simpson............       328          1.356%          97           148,513.01
Spalding...........       328          1.356%          97           148,513.01
Sanford............       328          1.356%          97           148,513.01
Geer...............       328          1.356%          81           124,016.02
Ways                        0          0.000%         695                 0.00
Jacobs                      0          0.000%          81           124,016.02
                       ------        -------        -----        -------------
     Total.........    24,187        100.000%       3,396        $4,135,398.45
                       ======        =======        =====        =============